Exhibit 99.1
News Release
JBT Marel Corporation
70 W. Madison
Suite 4400
Chicago, IL 60602

JBT Marel Corporation Reports JBT Standalone Fourth Quarter and Full Year 2024 Results, Provides Highlights on Marel's 2024 Results, and Establishes 2025 Guidance

JBT Standalone Highlights: (Results are from continuing operations with comparisons to the prior year period)
◦Achieved record quarterly orders of $523 million
◦Fourth quarter loss from continuing operations of $7 million and full year income from continuing operations of $85 million included M&A costs and U.S. pension settlement expense
◦Fourth quarter adjusted EBITDA of $92 million and full year adjusted EBITDA of $295 million increased 14 percent and 8 percent, respectively

Marel Standalone Highlights: (Results are in IFRS and EUR with comparisons to the prior year period)
◦Achieved record quarterly orders of €474 million and book-to-bill of 1.11
◦Full year revenue of €1,643 million, a decline of 5 percent, included aftermarket revenue of €821 million, which increased 5 percent
◦Full year net loss of €25 million and adjusted EBITDA of €200 million included an unfavorable net adjustment of €17 million

Highlights for the Combination of JBT and Marel:
◦Successfully completed combination of JBT and Marel on January 2, 2025
◦Combined JBT and Marel fourth quarter 2024 orders exceeded $1 billion
◦Increasing confidence in leveraging combined company's operations; raising cost synergy expectations to $150 million within three years post transaction close

CHICAGO, February 24, 2025 - JBT Marel Corporation (NYSE and Nasdaq Iceland: JBTM), a leading global technology solutions provider to high-value segments of the food & beverage industry, today reported JBT standalone results for the fourth quarter and full year 2024, provided highlights for Marel's standalone full year 2024 results, and established 2025 guidance for JBT Marel. JBT standalone results and Marel standalone results are as of December 31, 2024, and are prior to the combination, which was completed on January 2, 2025.

"JBT delivered another strong performance for the fourth quarter and full year, achieving record quarterly orders, revenue, margins, and adjusted earnings per share from our continuing operations," said Brian Deck, Chief Executive Officer of JBT Marel Corporation. "Additionally, we are incredibly pleased to have completed the combination with Marel, uniting two leading and complementary food and beverage technology companies. JBT Marel's holistic solutions offering, deep application knowledge, and global service network allow us to be a better partner to our customers and deliver long-term value creation to our stakeholders. We have increasing confidence in our ability to realize benefits of JBT Marel’s combined operations, and as a result, are raising our cost synergy expectations from $125 million to $150 million within three years."

Comparisons in this news release are to the comparable period of the prior year, unless otherwise noted. An earnings presentation with supplemental information is available on the Company's Investor Relations website at https://ir.jbtc.com/events-and-presentations/.

JBT Standalone Full Year 2024 Results

Full year 2024 revenue of $1,716 million increased 3 percent year over year. Organic revenue growth of approximately 3.5 percent was partially offset by 0.5 percent foreign exchange impact. Income from continuing operations of $85 million decreased $45 million as operational performance was partially offset by M&A related costs and pension settlement expense. M&A related costs totaled $86 million and included $42 million in mark-to-market losses from a deal contingent foreign exchange hedge that was put in place to hedge a portion of the euro-denominated cash portion of the Marel transaction. JBT also incurred $27 million in non-cash pension expense due to the previously announced voluntary lump sum settlements related to the fully funded U.S. pension plan. Adjusted EBITDA of $295 million increased 8 percent, and adjusted EBITDA margin of 17.2 percent increased 80 basis points.

Diluted EPS was $2.63 versus $4.02 in the prior year period. Adjusted EPS of $5.10 increased 24 percent. Orders of $1,788 million increased 7 percent, and year-end backlog of $721 million increased 6 percent. JBT generated full year 2024 operating cash flow from continuing operations of $233 million. Free cash flow of $199 million increased 20 percent.

Marel Standalone Full Year 2024 Results (IFRS) ]

For the full year 2024, Marel standalone orders of €1,663 million, which included record fourth quarter orders of €474 million, increased 2 percent. For the fourth quarter of 2024, Marel generated revenue of €428 million, including record aftermarket revenue of €216 million. Full year 2024 revenue of €1,643 million declined 5 percent. Full year 2024 aftermarket revenue of €821 million, an increase 5 percent, was more than offset by lower equipment revenue.

Full year 2024 net loss was €25 million, and adjusted EBITDA was €200 million. Net loss and adjusted EBITDA were impacted by unfavorable year-end net adjustments of €17 million, resulting from initial efforts to align policies related to balance sheet reserves as part of the combination with JBT. Absent these adjustments, adjusted EBITDA margin improved year over year and was in line with Marel's outlook of 13 - 14 percent.

Converted Marel Results and Combined JBT and Marel Results

The below summary table converts Marel standalone full year 2024 financial results from Euros to U.S. dollars and includes IFRS to U.S. GAAP impacts for Marel's adjusted EBITDA.

	Marel Standalone Full Year 2024
In millions	EUR Results	USD Results
Orders	€1,663	$1,800
Revenue	1,643	1,778
Adjusted EBITDA IFRS(1)	200	216
IFRS to U.S. GAAP Impacts to Adjusted EBITDA	(30)	(32)
Adjusted EBITDA U.S. GAAP(1)	170	184

(1) Non-IFRS and Non-GAAP figures, respectively. Please see supplemental schedules for adjustments and reconciliations.

The below table provides a summary of certain 2024 financial results that combine JBT and Marel standalone results. The information contained in this table is not intended to represent pro forma financial information for JBT Marel as defined in Regulation S-X, Article 11.

	Full Year 2024
In millions except margin	JBT Standalone	Marel Standalone Converted (USD)	Combined JBT and Marel
Orders	$1,788	$1,800	$3,588
Revenue	1,716	1,778	3,494
Adjusted EBITDA	295	184	479
Adjusted EBITDA margin	17.2%	10.4%	13.7%

Capital Structure Update

On January 2, 2025, in connection with the settlement of the Marel voluntary takeover offer, JBT Marel entered into a financing structure, consisting of a five-year, amended and restated $1.8 billion revolving credit facility and a seven-year, $900 million Senior Secured Term Loan B. As a result of the transaction financing, JBT Marel terminated the bridge credit agreement.

JBT Marel utilized certain borrowings from the transaction financing as well as existing cash on hand to fund the cash consideration paid to Marel shareholders, repay Marel's outstanding debt, and pay transaction related expenses and debt issuance costs. As of January 2, 2025, JBT Marel's net debt was approximately $1.9 billion, and the leverage ratio was just below 4.0x, which excludes the benefit of any projected synergies. The Company continues to forecast its leverage ratio to be below 3.0x by year-end 2025, which is supported by the expectations for strong free cash flow generation and improving adjusted EBITDA, including realized synergies.

Additionally, on January 3, 2025, JBT Marel entered into cross-currency swaps related to the $700 million U.S. dollar denominated debt drawn down by JBT Marel's European entity. As a result of the cross-currency swaps, JBT Marel was also able to synthetically swap $700 million of the Term Loan B's SOFR interest for EURIBOR, taking advantage of tighter credit spreads and lower overall EURIBOR base rate.

JBT Marel Full Year 2025 Outlook

Beginning in 2025, JBT Marel will revise its adjusted income from continuing operations and adjusted EPS calculations to exclude acquisition related items, including intangible amortization expense. The

Company believes this change will better reflect its core operating earnings and improve comparability versus peers.

JBT's standalone full year 2024 adjusted income from continuing operations and adjusted EPS were $164 million and $5.10, respectively. When further adjusted for $34 million of acquisition related intangible amortization expense, which is net of tax, JBT's standalone full year 2024 adjusted income from continuing operations and adjusted EPS were $198 million and $6.15, respectively.

The below table reflects JBT Marel's guidance for full year 2025.

Guidance
$ millions except EPS	FY 2025
Revenue	$3,575 - $3,650
Income from continuing operations	$(70) - $(35)
Adjusted EBITDA(1) margin	15.75% - 16.50%
GAAP EPS	$(1.30) - $(0.70)
Adjusted EPS(1)	$5.50 - $6.10

(1) Non-GAAP figure. Please see supplemental schedules for adjustments and reconciliations.

JBT Marel's 2025 guidance for income from continuing operations and GAAP EPS includes preliminary estimates for asset step up and acquisition related intangible amortization expense for the Marel transaction and are subject to change based on opening balance sheet valuation, which remains ongoing.

For the full year 2025, JBT Marel's revenue guidance includes $1,800 - $1,840 million in JBT revenue, $1,850 - $1,885 million in Marel revenue, and approximately $75 million in negative impact from foreign exchange translation when compared to the combined JBT and Marel 2024 revenue. On a constant currency basis, this translates to year-over-year revenue growth of approximately 5.5 percent at the mid-point versus the combined JBT and Marel 2024 revenue.

JBT Marel is forecasting full year 2025 realized cost synergies of $35 - $40 million. Exiting 2025, JBT Marel expects to achieve annual run rate cost synergies of $80 - $90 million.

For the full year 2025, JBT Marel expects to incur certain one-time and acquisition costs, which are included in income from continuing operations and GAAP EPS guidance and excluded from adjusted EPS and adjusted EBITDA calculations. These include $30 million restructuring costs; $120 million in M&A related costs, which include transaction costs, integration costs, and inventory step up; $155 million in acquired asset depreciation and amortization, which includes historical JBT standalone acquisition related intangible amortization expense; $147 million in non-cash, pre-tax charges related to the final settlement of the U.S. pension plan, which occurred on February 4, 2024; and $15 million in interest from bridge financing fees and related costs.

Full year 2025 interest expense is anticipated to be $110 million, which includes $15 million in bridge financing fees and related costs. Total depreciation and amortization is estimated to be approximately $240 million. The operating tax rate is expected to be approximately 25 percent.

Earnings Conference Call

A conference call is scheduled for 10:00 a.m. ET on Tuesday, February 25, 2025, to discuss fourth quarter and full year 2024 results and provide updates on the combined company, including JBT Marel's 2025 outlook. A simultaneous webcast and audio replay of the call will be available on the Company’s Investor Relations website at https://ir.jbtc.com/events-and-presentations/.

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JBT Marel Corporation (NYSE and Nasdaq Iceland: JBTM) is a leading global technology solutions provider to high-value segments of the food & beverage industry. JBT Marel brings together the complementary strengths of both the JBT and Marel organizations to transform the future of food. JBT Marel provides a unique and holistic solutions offering by designing, manufacturing, and servicing cutting-edge technology, systems, and software for a broad range of food and beverage end markets. JBT Marel aims to create better outcomes for customers by optimizing food yield and efficiency, improving food safety and quality, and enhancing uptime and proactive maintenance, all while reducing waste and resource use across the global food supply chain. JBT Marel employs approximately 11,700 people worldwide and operates sales, service, manufacturing and sourcing operations in more than 30 countries. For more information, please visit www.jbtmarel.com.

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond JBT Marel's ability to control. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by JBT Marel will be achieved. These forward-looking statements include, among others, statements related to our business and our results of operations, the benefits or results of our acquisition of Marel hf. (the "Marel Transaction"), our strategic plans, our restructuring plans and expected cost savings from those plans and our liquidity. The factors that could cause our actual results to differ materially from expectations include but are not limited to the following factors: the inability to successfully integrate the legacy businesses of JBT and Marel, operationally, technologically, culturally or otherwise, in a manner that permits the combined company to achieve the benefits and synergies anticipated from the Marel Transaction on the anticipated timeline or at all; fluctuations in our financial results; unanticipated delays or acceleration in our sales cycles; deterioration of economic conditions, including impacts from supply chain delays and reduced material or component availability; inflationary pressures, including increases in energy, raw material, freight, and labor costs; disruptions in the political, regulatory, economic and social conditions of the countries in which we conduct business; changes to trade regulation, quotas, duties or tariffs; fluctuations in currency exchange rates; changes in food consumption patterns; impacts of pandemic illnesses, food borne illnesses and diseases to various agricultural products; weather conditions and natural disasters; impact of climate change and environmental protection initiatives; acts of terrorism or war, including the ongoing conflicts in Ukraine and the Middle East; termination or loss of major customer contracts and risks associated with fixed-price contracts, particularly during periods of high inflation; customer sourcing initiatives; competition and innovation in our industries; our ability to develop and introduce new or enhanced products and services and keep pace with technological developments; difficulty in developing, preserving and protecting our intellectual property or defending claims of infringement; catastrophic loss at any of our facilities and business continuity of our information systems; cyber-security risks such as network intrusion or ransomware schemes; loss of key management and other personnel; potential liability arising out of the installation or use of our systems; our ability to comply with U.S. and international laws governing our operations and industries; increases in tax liabilities; work stoppages;

fluctuations in interest rates and returns on pension assets; availability of and access to financial and other resources; and the factors described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in JBT Marel’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and in any subsequently filed Form 10-Q. JBT Marel cautions shareholders and prospective investors that actual results may differ materially from those indicated by the forward-looking statements. JBT Marel undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments, subsequent events or changes in circumstances or otherwise.

JBT Marel provides non-GAAP financial measures in order to increase transparency in our operating results and trends. These non-GAAP measures eliminate certain costs or benefits from, or change the calculation of, a measure as calculated under U.S. GAAP. By eliminating these items, JBT Marel provides a more meaningful comparison of our ongoing operating results, consistent with how management evaluates performance. Management uses these non-GAAP measures in financial and operational evaluation, planning and forecasting.

These calculations may differ from similarly-titled measures used by other companies. The non-GAAP financial measures disclosed are not intended to be used as a substitute for, nor should they be considered in isolation of, financial measures prepared in accordance with U.S. GAAP.

Investors & Media:

JBTMarel.IR@jbtc.com
+1 (312) 861-5784

JBT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue	$467.6	$444.6	$1,716.0	$1,664.4
Cost of sales	288.2	283.8	1,089.5	1,078.7
Gross profit	179.4	160.8	626.5	585.7
Gross profit margin	38.4%	36.2%	36.5%	35.2%

Selling, general and administrative expense	163.4	104.0	506.7	409.6
Restructuring expense	0.3	1.7	1.4	11.4
Operating income	15.7	55.1	118.4	164.7
Operating income margin	3.4%	12.4%	6.9%	9.9%

Pension expense, other than service cost	24.3	0.1	27.3	0.7
Interest expense (income), net	1.9	(3.6)	(4.3)	10.9
(Loss) income from continuing operations before income taxes	(10.5)	58.6	95.4	153.1
Income tax provision	(3.6)	5.7	10.7	23.5
Equity in net earnings of unconsolidated affiliate	—	(0.2)	(0.1)	(0.3)
(Loss) income from continuing operations	(6.9)	52.7	84.6	129.3
(Loss) income from discontinued operations, net of taxes	(0.1)	28.4	0.8	453.3
Net (loss) income	$(7.0)	$81.1	$85.4	$582.6

Basic earnings per share from:
Continuing operations	$(0.21)	$1.65	$2.65	$4.04
Discontinued operations	(0.01)	0.89	0.02	14.17
Net (loss) income	$(0.22)	$2.54	$2.67	$18.21

Diluted earnings per share from net income from:
Continuing operations	$(0.21)	$1.64	$2.63	$4.02
Discontinued operations	(0.01)	0.88	0.02	14.11
Net (loss) income	$(0.22)	$2.52	$2.65	$18.13

Weighted average shares outstanding:
Basic	32.0	32.0	32.0	32.0
Diluted	32.2	32.1	32.2	32.1

Other business information from continuing operations:
Inbound orders	$523.1	$418.1	$1,788.3	$1,667.5
Orders backlog			$720.5	$678.2

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF DILUTED EARNINGS PER SHARE TO ADJUSTED DILUTED EARNINGS PER SHARE
(Unaudited and in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
(Loss) income from continuing operations	$(6.9)	$52.7	$84.6	$129.3
Non-GAAP adjustments
Restructuring related costs(1)	0.3	1.7	1.4	11.4
M&A related costs(2)	53.3	2.4	85.9	6.0
Amortization of bridge financing debt issuance cost	4.7	—	7.1	—
Impact on tax provision from Non-GAAP adjustments(3)	(13.9)	(1.1)	(23.2)	(4.5)
Recognition of non-cash pension plan related settlement costs	23.3	—	23.3	—
Impact on tax provision from non-cash pension plan related settlement costs	(6.0)	—	(6.0)	—
Impact on tax provision from tax basis write-off	—	(10.7)	—	(10.7)
Deferred tax benefit related to an internal reorganization	—	—	(8.8)	—
Adjusted income from continuing operations	$54.8	$45.0	$164.3	$131.5

(Loss) income from continuing operations	$(6.9)	$52.7	$84.6	$129.3
Total shares and dilutive securities	32.2	32.1	32.2	32.1
Diluted earnings per share from continuing operations	$(0.21)	$1.64	$2.63	$4.02

Adjusted income from continuing operations	$54.8	$45.0	$164.3	$131.5
Total shares and dilutive securities	32.2	32.1	32.2	32.1
Adjusted diluted earnings per share from continuing operations	$1.70	$1.40	$5.10	$4.10

(1) Costs incurred as a direct result of the restructuring program are excluded because they are not part of the ongoing operations of our underlying business.

(2) M&A related costs include integration costs, amortization of inventory step-up from business combinations, impacts of foreign currency derivatives and trades to hedge variability of exchange rates on the cash consideration paid for business combination, advisory and transaction costs for both potential and completed M&A transactions and strategy. M&A related costs are excluded as they are not part of the ongoing operations of our underlying business.

(3) Impact on tax provision was calculated using the enacted rate for the relevant jurisdiction for each period shown.

The above table reports adjusted income from continuing operations and adjusted diluted earnings per share from continuing operations, which are non-GAAP financial measures. We use these measures internally to make operating decisions and for the planning and forecasting of future periods, and therefore provide this information to investors because we believe it allows more meaningful period-to-period comparisons of our ongoing operating results, without the fluctuations in the amount of certain costs that do not reflect our underlying operating results.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA
(Unaudited and in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
(Loss) income from continuing operations	$(6.9)	$52.7	$84.6	$129.3
Income tax provision	(3.6)	5.7	10.7	23.5
Interest expense (income), net	1.9	(3.6)	(4.3)	10.9
Depreciation and amortization	22.8	22.0	89.4	91.3
EBITDA from continuing operations	14.2	76.8	180.4	255.0
Restructuring related costs(1)	0.3	1.7	1.4	11.4
Pension expense, other than service cost(2)	24.3	0.1	27.3	0.7
M&A related costs(3)	53.3	2.4	85.9	6.0
Adjusted EBITDA from continuing operations	$92.1	$81.0	$295.0	$273.1

Total revenue	$467.6	$444.6	$1,716.0	$1,664.4
Adjusted EBITDA margin	19.7%	18.2%	17.2%	16.4%

(1) Costs incurred as a direct result of the restructuring program are excluded because they are not part of the ongoing operations of our underlying business.

(2) Pension expense, other than service cost is excluded as it represents all non service-related pension expense, which consists of non-cash interest cost, expected return on plan assets, amortization of actuarial gains and losses, and settlement charges.

(3) M&A related costs include integration costs, amortization of inventory step-up from business combinations, impacts of foreign currency derivatives and trades to hedge variability of exchange rates on the cash consideration paid for business combination, advisory and transaction costs for both potential and completed M&A transactions and strategy. M&A related costs are excluded as they are not part of the ongoing operations of our underlying business.

The above table reports EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. Given the Company’s focus on growth through acquisitions, management believes EBITDA facilitates an evaluation of business performance while excluding the impact of amortization due to the step up in value of intangible assets, and the depreciation of fixed assets. We use Adjusted EBITDA internally to make operating decisions and believe that adjusted EBITDA is useful to investors as a measure of the Company’s operational performance and a way to evaluate and compare operating performance against peers in the Company's industry.

JBT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in millions)

	December 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$1,228.4	$483.3
Trade receivables, net of allowances	335.1	288.9
Inventories	233.1	238.9
Other current assets	66.7	89.1
Total current assets	1,863.3	1,100.2
Property, plant and equipment, net	233.7	248.0
Other assets	1,316.8	1,362.2
Total assets	$3,413.8	$2,710.4

Liabilities and Stockholders' Equity
Short-term debt	$—	$—
Accounts payable, trade and other	131.0	134.6
Advance and progress payments	194.1	172.0
Other current liabilities	210.4	177.8
Total current liabilities	535.5	484.4
Long-term debt, less current portion	1,252.1	646.4
Accrued pension and other post-retirement benefits, less current portion	19.3	24.6
Other liabilities	62.7	66.1

Common stock and additional paid-in capital	232.8	221.1
Retained earnings	1,535.9	1,463.6
Accumulated other comprehensive loss	(224.5)	(195.8)
Total stockholders' equity	1,544.2	1,488.9
Total liabilities and stockholders' equity	$3,413.8	$2,710.4

JBT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in millions)

	Twelve Months Ended December 31,
	2024	2023
Cash flows from continuing operating activities
Net income	$85.4	$582.6
Less: Income from discontinued operations, net of taxes	0.8	453.3
Income from continuing operations	84.6	129.3

Adjustments to reconcile income to cash provided by operating activities
Depreciation and amortization	89.4	91.3
Stock-based compensation	14.7	11.4
Other	57.4	(13.2)

Changes in operating assets and liabilities
Trade accounts receivable, net	(59.2)	(21.6)
Inventories	3.7	26.9
Accounts payable, trade and other	0.6	(32.1)
Advance and progress payments	32.1	(1.6)
Income taxes on gain from sale of AeroTech	—	(133.2)
Other - assets and liabilities, net	9.3	17.0
Cash provided by continuing operating activities	232.6	74.2

Cash flows from continuing investing activities
(Payments) proceeds from sale of AeroTech, net	(4.8)	792.8
Acquisitions, net of cash acquired	—	(0.1)
Capital expenditures	(37.9)	(55.1)
Purchase of Marketable Securities	—	(125.0)
Proceeds from sale of marketable securities	—	125.0
Other	1.4	(8.3)
Cash (required by) provided by continuing investing activities	(41.3)	729.3

Cash flows from continuing financing activities
Net payments for domestic credit facilities	605.2	(340.3)
Proceeds from settlement of cross currency swaps	—	5.8
Dividends	(13.1)	(12.8)
Other	(30.3)	(6.8)
Cash provided by (required by) continuing financing activities	561.8	(354.1)

Net increase in cash and cash equivalents from continuing operations	753.1	449.4
Net cash provided (required) by discontinued operations	1.0	(38.0)
Effect of foreign exchange rate changes on cash and cash equivalents	(9.0)	(1.2)
Net increase in cash and cash equivalents	745.1	410.2

Cash and cash equivalents from continuing operations, beginning of period	483.3	71.7
Add: Cash and cash equivalents from discontinued operations, beginning of period	—	1.4
Add: Net increase in cash and cash equivalents	745.1	410.2
Less: Cash and cash equivalents from discontinued operations, end of period	—	—
Cash and cash equivalents from continuing operations, end of period	$1,228.4	$483.3

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
FREE CASH FLOW
(Unaudited and in millions)

	Twelve Months Ended December 31,
	2024	2023
Cash provided by continuing operating activities	$232.6	$74.2
Less: capital expenditures	37.9	55.1
Plus: proceeds from disposal of assets	1.4	2.1
Plus: pension contributions	3.2	12.1
Plus: income taxes on gain from sale of AeroTech	—	133.2
Free cash flow (FCF)	$199.3	$166.5

The above table reports free cash flow, which is a non-GAAP financial measure. We use free cash flow internally as a key indicator of our liquidity and ability to service debt, invest in business combinations, and return money to shareholders and believe this information is useful to investors because it provides an understanding of the cash available to fund these initiatives. For free cash flow purposes, we consider contributions to pension plans to be more comparable to payment of debt, and therefore exclude these contributions from the calculation of free cash flow. Additionally, we exclude the income taxes on gain from sale of AeroTech as these represent one-time taxes paid on the sale of a discontinued operation that are not representative of taxes from operations.

JBT CORPORATION
NET DEBT CALCULATION
(Unaudited and in millions)

	As of Quarter Ended			Change From
	Q4 2024	Q3 2024	Q4 2023	PQ	PY
Total debt	$1,252.1	$648.3	$646.4	$603.8	$605.7
Cash and marketable securities	(1,228.4)	(534.5)	(483.3)	(693.9)	(745.1)
Net debt	$23.7	$113.8	$163.1	$(90.1)	$(139.4)

JBT CORPORATION
BANK TOTAL NET LEVERAGE RATIO CALCULATION
(Unaudited and in millions)

Q4 2024
Total debt	$1,252.1
Cash and marketable securities	(1,228.4)
Net debt	23.7
Other items considered debt under the credit agreement	89.3
Consolidated total indebtedness(1)	$113.0

Trailing twelve months Adjusted EBITDA from continuing operations	295.0
Other adjustments net to earnings under the credit agreement	6.2
Consolidated EBITDA(1)	$301.2

Bank total net leverage ratio (Consolidated Total Indebtedness / Consolidated EBITDA)	0.4

Total net debt to trailing twelve months Adjusted EBITDA from continuing operations	0.1

(1) As defined in the credit agreement.

JBT MAREL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
TO ADJUSTED DILUTED EARNINGS PER SHARE GUIDANCE
(Unaudited and in cents)

Guidance
Full Year 2025
Diluted earnings per share from continuing operations	($1.30) - ($0.70)
Non-GAAP adjustments
Restructuring related costs(1)	0.58
M&A related costs(2)	2.31
Acquired asset depreciation and amortization(3)	2.98
Bridge financing fees and related costs(4)	0.29
Recognition of non-cash pension plan related settlement costs(5)	2.83
Impact on tax provision from Non-GAAP adjustments(6)	(2.19)
Adjusted diluted earnings per share from continuing operations	$5.50 - $6.10

JBT MAREL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA GUIDANCE
(Unaudited and in millions)
Guidance
Full Year 2025
(Loss) from continuing operations	($70.0) - ($35.0)
Income tax provision(6)	($17.0) - ($9.0)
Interest expense, net	~ 110.0
Depreciation and amortization	~ 240.0
EBITDA from continuing operations	265.0 - 305.0
Restructuring related costs(1)	~ 30.0
Pension expense, other than service cost(5)	~ 147.0
M&A related costs(2)	~ 120.0
Adjusted EBITDA from continuing operations	$560.0 - $600.0

(1) Restructuring related costs is estimated to be approximately $30 million for the full year 2025. The amount has been divided by our estimate of 52.0 million total shares and dilutive securities to derive earnings per share.

(2) M&A related costs are estimated to be approximately $120 million for the full year 2025, which includes $55M of transaction costs, $30M of integration costs and $35M of Inventory step up. The amount has been divided by our estimate of 52.0 million total shares and dilutive securities to derive earnings per share.

(3) Acquired asset depreciation and amortization is expected to be $155M related to Purchase Price Allocation and Fixed Asset Step-up for the full year 2025. The amount has been divided by our estimate of 52.0 million total shares and dilutive securities to derive earnings per share.

(4) Bridge financing fees and related costs are estimated to be $15M for the full year 2025. The amount has been divided by our estimate of 52.0 million total shares and dilutive securities to derive earnings per share.

(5) Pension expense, other than service cost for the lump sum payment and termination of the pension plan is estimated to be approximately $147M for the full year 2025. The amount has been divided by our estimate of 52.0 million total shares and dilutive securities to derive earnings per share.

(6) Impact on tax provision was calculated using the Company's operating tax rate of approximately 25%.

MAREL
TWELVE MONTHS ENDED DECEMBER 31, 2024
RECONCILIATION OF MAREL IFRS ADJUSTED EBITDA
(Unaudited and in millions)
	Marel IFRS (EUR)	Marel IFRS (USD)
(Loss) from continuing operations	€(25.1)	$(27.2)
Income tax provision	22.9	24.8
Interest expense, net(3)	68.7	74.4
Depreciation, amortization and impairment	104.5	113.1
Restructuring related costs(1)	12.3	13.3
M&A related costs(2)	16.5	17.9
Adjusted EBITDA from continuing operations	€199.8	$216.3

Total revenue	€1,642.6	$1,778.3
Adjusted EBITDA margin	12.2%	12.2%

RECONCILIATION OF MAREL U.S. GAAP ADJUSTED EBITDA
	Marel U.S. GAAP (EUR)	Marel U.S. GAAP (USD)
(Loss) from continuing operations	€(23.6)	$(25.6)
Income tax provision	23.3	25.2
Interest expense, net(3)	67.3	72.9
Depreciation, amortization and impairment	74.5	80.7
Restructuring related costs(1)	12.3	13.3
M&A related costs(2)	16.5	17.9
Adjusted EBITDA from continuing operations	€170.3	$184.4

Total revenue	€1,642.6	$1,778.3
Adjusted EBITDA margin	10.4%	10.4%

Marel U.S. GAAP Adjusted EBITDA reflects adjustments from IFRS primarily related to the reversal of amortization expense for finance leases and the reversal of depreciation expense for previously capitalized development costs. The result of these adjustments is a reduction in EBITDA from continuing operations of €29.5M ($31.9M).

(1) Costs incurred as a direct result of the restructuring program are excluded because they are not part of the ongoing operations of Marel's underlying business.
(2) M&A related costs include integration costs, amortization of inventory step-up from business combinations, impacts of foreign currency derivatives and trades to hedge variability of exchange rates on the cash consideration paid for business combination, advisory and transaction costs for both potential and completed M&A transactions and strategy. M&A related costs are excluded as they are not part of the ongoing operations of Marel's underlying business.

(3) Interest expense, net reflects IFRS net finance costs.